PART II

OFFERING CIRCULAR

GREENMO, INC.

6930 Carroll Avenue Suite 432

Takoma Park, Maryland 20912

Best Efforts Offering of up to 25,000,000 shares at $2.00 per share

This prospectus relates to the offering and sale of up to twenty-five million (25,000,000) Shares of Common Stock of the Company for an aggregate, maximum gross dollar offering of Fifty Million and 00/100 ($50,000,000) Dollars (the “Offering”) The Offering is being made pursuant to Tier 2 of Regulation A, promulgated under the Securities Act of 1933. Each Share of Common Stock will be offered at its principal amount, Two and 00/100 ($2/00) Dollars. There is no minimum purchase amount.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 7. This offering circular relates to the offer and sale or other disposition of up to twenty-five million (25,000,000) Shares of Common Stock, at a fixed price of $2 per share. See “Securities Being Offered” beginning on page 32.

This is our offering, and no public market currently exists for our stock. The Offering price may not reflect the market price of our stock after the Offering. The Company does not intend to seek a public listing for the Shares of Common Stock. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of common stock will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING

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OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SHARES OF COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Shares	Public (3)	commissions (1)	issuer (2)	other persons
Per share	1	$2	$0.00	$2	$0.00
Total Maximum	25,000,000	$50,000,000	$0.00	$50,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the stock.

(3)	The stock is being offered at a fixed rate of $2.00 per share. .

We are following the “Offering Circular” format of disclosure under Regulation A.

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The date of this Preliminary Offering Circular is May 9, 2017

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TABLE OF CONTENTS

Summary Information	5
Risk Factors	9
Dilution	17
Plan of Distribution	18
Use of Proceeds	19
Description of Business	21
Description of Properties	27
Management’s Discussion and Analysis	28
Directors, Executives, and Significant Employees	30
Executive Compensation	33
Securities Ownership of Management and Control Persons	34
Interest of Named Experts	35
Securities Being Offered	36
Financial Statements	38
Exhibits	48
Signatures	49

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THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1.	SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to GreenMo, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Nevada on October 15, 2014. Our principal office is located at 6930 Carroll Ave. Suite 432 Takoma Park, MD 20912.
Capitalization:	Our articles of incorporation provide for the issuance of up to 400,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 200,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.
Management:	Our Chief Executive Officer is Neal Holtz. Our Vice President is Stanley Senders. Our Board of Directors consists of Mr. Holtz, Mr. Senders and Frank Balderamma. There are no other officers or directors of the Company. Mr. Holtz spend over 40 hours per week devoted to the affairs of the Company. Messrs. Senders and Balderamma devote less than 20 hours per week to the company affairs.
Controlling Shareholders:	Mr. Holtz, our Chief Executive Officer and director, holds 186,000,000 shares of common stock. This represents 93% of our outstanding shares of common stock As such, Mr. Holtz will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering
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Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:	We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.
Our Business
Description of Operations:

GreenMo, Inc. is a technology-focused company with a unique patent-protected design for the manufacturing and sale of a high-end premium Android wireless Smartphone. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to design, manufacture and bring to market a high-quality phone utilizing our unique “eco-skeleton” design that allows us to customize each phone at the time of purchase and allow the customer to choose what they want their phone to look like and never have the need for an add-on case.

GreenMo is focused on leveraging its unique design for the outer shell of the phone to substantially penetrate the handset Smartphone market starting in the United States and then around the world.

Historical Operations:	Since inception, the Company has limited to no operations consisting primarily of research and development of a unique “eco-skeleton” system for a proposed smartphone the company intends to develop and preparing for this offering. As of March 31, 2017 we have an accumulated deficit of $149,894.
Current Operations:	The Company is currently focused upon completing its prototype design for the handset, creating and engineering the specifications for the phone and developing marketing and sales strategies and sourcing its capital raise requirements.
Growth Strategy:	The Company will seek to begin the engineering and production of its high-end premium Android smartphone upon completion of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.
The Offering
Class of Securities Offered:	Common Stock, par value $0.0001
No. of Shares being Sold in the Offering:	Up to 25,000,000 shares for an maximum offering amount of $50,000,000.
Offering Price:	The Company intends to offer the shares of Common Stock at a fixed price of $2.00 per share. There is no minimum purchase amount.
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No. of Shares Outstanding:	As of the date of this Prospectus, there are 200,000,000 shares of the Company’s common stock issued and outstanding.
No. of Shares after the Offering:	Assuming this offering is fully funded, there will be 225,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein.
Termination of the Offering:	The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.
Offering Cost:	We estimate our total offering registration costs to be $27,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.
Market for our Common Stock:	Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Morevoer, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.
Best Efforts Offering:	We are offering shares on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.
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2.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect GreenMo’s business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of March 31, 2017, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. GreenMo’s net loss for the fiscal year ending September 30, 2016 was $92,200. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on October 15, 2014, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

•	our ability to bring our products to market;

•	our ability to contain research and development, manufacturing, marketing and other operating costs;

•	our ability to absorb costs that are beyond our control, such as taxes, insurance premiums, litigation costs and compliance costs;

•	our ability to respond to changes in emerging technology trends and advances; and

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•	economic conditions in our markets, as well as the condition of the economy generally.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officer and director has made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our sole officer and director. It would be difficult to replace him at such an early stage of development of the Company. The loss by or unavailability to the Company of his services would have an adverse effect on our business, operations and prospects, in that our inability to replace him could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace our officer, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace our officer we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

We face intense competition in the smartphone industry and failure to successfully compete may negatively affect our business and financial performance.

We operate in a highly competitive business environment and face intense competition from a growing number of competitors, many of which have strong consumer brand equity. Several of these competitors, such Apple, Samsung, Motorola, and LG are

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large, well-established companies, ranking among the biggest technology companies in the world, and have demonstrated a commitment to success in the global market. Moreover, our prospective customer base includes customers who have many choices and demand competitive products and prices. Competition in the smartphone market is based on a number of factors including selling price, product features and design, performance, innovation, reputation, quality, cost, distribution, and financial incentives, such as cooperative advertising, co-marketing funds, sales person incentives, volume rebates and terms. Many of our competitors are increasingly expanding. Our competitors, especially global competitors with low-cost sources of supply and/or highly protected home markets outside the United States, have aggressively priced their products and/or introduced new products to increase market share and expand into new geographies. If we are unable to successfully compete in this highly competitive environment, our business and financial performance could be negatively affected.

We face risks associated with our engineering, prototyping, and production failures.

We anticipate large expenses at every stage of production of our smartphone and none of those stages of engineering or production are safeguarded from failure. If we are unable to successfully implement any stage of our development we may face great financial losses.

We may rely on retailers for our product sales.

While we intend to sell our products direct to consumers, we may also rely in third party retailers to sell our products. Any factor affecting those retailers could then negatively affect our performance.

We may be subject to information technology system failures, network disruptions, cybersecurity attacks and breaches in data security, which may materially adversely affect our operations, financial condition and operating results.

We depend on information technology as an enabler to improve the effectiveness of our operations and to interface with our customers, as well as to maintain financial accuracy and efficiency. Information technology system failures, including suppliers' or vendors' system failures, could disrupt our operations by causing transaction errors, processing inefficiencies, delays or cancellation of customer orders, the loss of customers, impediments to the manufacture or shipment of products, other business disruptions, or the loss of or damage to intellectual property through security breach.

In addition, we may outsourced certain information technology support services and administrative functions, such as payroll processing and benefit plan administration, to third-party service providers to achieve cost savings and efficiencies. If the service providers to which we outsource these functions do not perform effectively, we may not be able to achieve the expected cost savings and may have to incur additional costs to correct errors made by such service providers. Depending on the function involved, such errors may also lead to business disruption, processing inefficiencies or the loss of or damage to intellectual property through security breach, or harm employee morale.

Our information systems, or those of our third-party service providers, could also be penetrated by outside parties' intent on extracting information, corrupting information or disrupting business processes. Such unauthorized access could disrupt our business and could result in the loss of assets. Cybersecurity attacks are becoming more sophisticated and include, but are not limited to, malicious software, attempts to gain unauthorized access to data, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data. These events could impact our customers and reputation and lead to financial losses from remediation actions, loss of business or potential liability or an increase in expense, all of which may have a material adverse effect on our business.

Product liability or product recall costs could adversely affect our business and financial performance.

We are subject to the risk of exposure to product liability and product recall claims if any of our products are alleged to have resulted in injury to persons or damage to property. In the event that any of our products prove to be defective, we may need to recall and/or redesign such products. In addition, any claim or product recall that results in significant adverse publicity, particularly if those claims or recalls cause customers to question the safety or reliability of our products, may negatively affect our business, financial condition, or results of operations. In the future we may maintain product liability insurance, but this insurance may not be adequate to cover losses related to product liability claims brought against us. We may also be involved in certain class action and other litigation, for which no insurance is available. Product liability insurance could become more expensive and difficult to maintain and may not be available on commercially reasonable terms, if at all. In addition, we do not maintain any product recall insurance. Therefore any product recall we are required to initiate could have a significant impact on our operating results and/or cash flows.

 Risks Related to Our Securities

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There is no current established trading market for our Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Common Stock. An active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their shares should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our common stock.  The offering price for our common stock being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock.  As of the date of this prospectus the Company had 200,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 200,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities

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if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance.

For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

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3.    DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial offering price per share and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after this offering. Dilution results from the fact that the initial offering price per share is substantially in excess of the book value per share attributable to the existing shareholders for the presently outstanding shares. As of March 31, 2017, our net tangible book value was ($45,508) or $0.00 per share. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 200,000,000, the number of shares outstanding at March 31, 2017.

The following table sets forth as of March 31, 2017, the number of shares purchased from us and the total consideration paid by our existing shareholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $2.00 per share.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$2.00	$2.00	$2.00	$2.00
Post Offering Net Tangible Book Value	$12,429,492	$24,929,492	$37,429,492	$49,929,492
Post Offering Net Tangible Book Value Per Share	$0.06	$0.12	$0.17	$0.22
Pre-Offering Net Tangible Book Value Per Share	($0.00)	($0.00)	($0.00)	($0.00)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.06	$0.12	$0.17	$0.22
Dilution Per Share for New Shareholders	$1.94	$1.88	$1.83	$1.78
Percentage Dilution Per Share for New Shareholders	96.99%	94.13%	91.44%	88.90%

Capital Contribution by Purchasers of Shares	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Capital Contribution by Existing Shares	$104,386	$104,386	$104,386	$104,386
% Contribution by Purchasers of Shares	99.17%	99.58%	99.72%	99.79%
% Contribution by Existing Shareholder	0.83%	0.42%	0.28%	0.21%
# of Shares After Offering Held by Public Investors	6,250,000	12,500,000	18,750,000	25,000,000
# of Shares After Offering Held by Existing Investors	200,000,000	200,000,000	200,000,000	200,000,000
Total Shares Issued and Outstanding	206,250,000	212,500,000	218,750,000	225,000,000
% of Shares - Purchasers After Offering	3.03%	5.88%	8.57%	11.11%
% of Shares - Existing Shareholder After Offering	96.97%	94.12%	91.43%	88.89%

Assuming the Issuer sells the entire offer of 25,000,000 shares, after giving effect to the sale of shares in this offering, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017, would have been $49,929,492, or $0.22 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $0.22 per share to our existing shareholders and an immediate dilution in the as adjusted net tangible book value of approximately $1.78 per share to new investors purchasing Common Stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for one (1) share of common stock.

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4.    PLAN OF DISTRIBUTION

We are offering a maximum of 25,000,000 Shares of Common Stock on a no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Neal Holtz, the Company’s Chief Executive Officer and Director. Mr. Holtz will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares. No sales commission will be paid for shares sold by Mr. Holtz. Mr. Holtz is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Holtz primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Holtz has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 25,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission. The Company retains the right to terminate the offering at any time for any reason.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

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5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $2.00, the net proceeds from the sale of the 25,000,000 shares in this Offering will be approximately $49,973,000, after deducting the estimated offering expenses of approximately $27,000.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	6,250,000	12,500,000	18,750,000	25,000,000
Gross Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Total Before Expenses	$12,500,000	$25,000,000	$37,500,000	$50,000,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,500	$1,500	$2,500	$3,500
Total Offering Expenses	$25,000	$25,000	$26,000	$27,000

Amount of Offering Proceeds Available for Investment	$12,475,000	$24,975,000	$37,484,000	$49,983,000

Expenditures
Engineering and Prototyping	$3,500,000	$4,000,000	$4,000,000	$4,000,000
Marketing	$2,000,000	$9,500,000	$15,000,000	$15,000,000
Production and Inventory	$6,000,000	$10,000,000	$12,000,000	$12,000,000
Administrative and Corporate Expenses	$500,000	$1,000,000	$1,500,000	$2,000,000
Professional Fees	$100,000	$100,000	$150,000	$150,000
Working Capital Reserves	$375,000	$375,000	$4,834,000	$16,833,000
Total Expenditures	$12,475,000	$24,975,000	$37,484,000	$49,983,000

Net Remaining Proceeds	$0	$0	$0	$0

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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6.    DESCRIPTION OF BUSINESS

Our Company

GreenMo, Inc. is a technology-focused company with a unique patent-protected design for the manufacturing and sale of a high-end premium Android wireless Smartphone. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to design, manufacture and bring to market a high-quality phone utilizing our unique “eco-skeleton” design that allows us to customize each phone at the time of purchase and allow the customer to choose what they want their phone to look like and never have the need for an add-on case.

GreenMo is focused on leveraging its unique design for the outer shell of the phone to substantially penetrate the handset Smartphone market starting in the United States and then around the world.

Our Product:

The product is a fully functional wireless Smartphone that is designed with a protective “bumper band” that protects the screen from breaking when the phone is dropped on a hard surface. Electronic innovations have all but ended with Smartphones, so the means and ability to produce a competitive top-of-the-line handset are readily available in the marketplace. Ours will be the only one that includes all of the attributes and benefits of an add-on aftermarket protective case in the original OEM product design.

According to Recon Analytics, in 2014 roughly 143 million mobile phones were sold in the United States, 90% of them Smartphones (128.7 million). Well over half of these employ the Android operating system, so we have a huge initial market to target.

A variety of sources estimate that 90% of phone users rely upon a 3rd party case to protect their phone from damage from a drop on a hard surface. What we have done is combine the protection of a 3rd party case with an expansion of exterior appearance options. The customer can choose from a wide variety of clamshell/bumperband material and color options. Our phone feels identical to what the average user is accustomed to having after adding a 3rd party case.

Patent Pending

On December 19, 2016, a United States patent and Trademark Office (“USPTO”) patent application was filed by GreenMo, Inc (Application No. 62/436,131) for protection of our unique multi-piece phone body or casing. However, as of the date of this registration statement, we have not received patent protection from the USPTO.

Competition and Competitive Environment:

For all its size, the wireless handset market is very competitive. In the USA, the leading competitors are Samsung and Apple, with Motorola, HTC and LG in a second tier. In recent times, significant penetrations have been made by lesser known Chinese manufacturers. There are two established formats, GSM and CDMA. The differences are highly technical, but from our perspective, GSM phones (good on the AT&T and T-Mobile network towers) are easiest to bring to market. CDMA phones are the standard at Verizon and Sprint. They must have the requisite layered software as well as their operating system. We plan to initially manufacture a GSM phone and work to win approval from Sprint and Verizon for our CDMA version.

We think we will enjoy some competitive advantages if we can communicate them effectively. First, all of our competitors have focused upon beautiful but vulnerable instruments. You drop them, they break. Our unique outer shell design will give our phone an extra layer and measure of protection. Second, our phones are sized to the smallest phone combined with the smallest protective case. That means they are a little thicker than the other manufacturers and enjoy some collateral benefits beyond freedom from easy breakage. There is more room within the casing to support a larger battery, (battery exhaustion is a frequent complaint) and the extra thickness allows a longer camera aperture to acquire more light and a superior image. Third, because our plan is to use “off the shelf” already available electronics for all aspects of the phone’s construction, we will eliminate the need for large scale electronic research and development for both our initial and future models. The result of this policy with allow us to have a lower overhead per phone than our competitors while still designing and producing a phone that is technically as well developed as the most expensive Samsun and Apple top offerings. Because of this we will be able to sell the phone for about half the retail price they get.

The existing competitors cannot counter-act the lower price problem just by cutting price or offering sales. Because they field a complete line of phones with distinct step-up electronic and physical features (from $150-700) they can’t cut the price of one model without threatening their sales of others.

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Government Regulation:

Regulation is primarily a function of compliance with FCC regulations concerning (1) 911 emergency service access continuation functions, and (2) hearing-aid compatible units. We will complete and submit forms to the FCC to demonstrate adequate compliance.

Marketing:

Our initial marketing thrust will be a pre-sales effort through Kickstarter, a crowd-funding site that has been successful in helping new technology enter the market. The Kickstarter effort will begin in the first quarter of 2017, and will be completed before this offering is public.

Piggy-backing upon the Kickstarter campaign, we will seek to implement sales through a variety of channels. They would include (1) our website, (2) sales through other “merchant” websites (3) Company owned kiosks and in-line stores, (4) Pop-up stores, (5) Stores that sell electronic goods, and (6) wireless retail stores. We will try each of these options and focus upon the one(s) that most readily offer sales and sales growth.

Once we have demonstrated viable marketing options we will seek to expand our business both nationally and internationally. (Over 1.2 billion phones are sold worldwide each year.)

Employees:

Currently, the company does not have any full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 6930 Carroll Avenue Suite 432 Takoma Park, MD 20912. These offices are provided free of charge by Takoma Business Center. Depending on the success of this offering, we will explore leasing an office space. We are not obligated in any way to lease any future office space from Takoma Business Center.

We do not currently lease or own any other real property.

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8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Nevada on October 15, 2014. Our principal executive offices are located at 6930 Carroll Avenue Suite 432 Takoma Park, MD 20912. We are a technology-focused company with a unique patent-protected design for the manufacturing and sale of a high-end premium Android wireless Smartphone. We are focused on leveraging our unique design for the outer shell of the phone to substantially penetrate the handset Smartphone market starting in the United States and then around the world.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of March 31, 2017, we have not generated any revenues and incurred expenses of $149,894. Our operating expenses consist of the costs incurred in organizing the company and this offering as well as research and development costs. As a result, our net loss for the period from inception through March 31, 2017 was $149,894. Our accumulated deficit at March 31, 2017 was $149,894.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of March 31, 2017, the Company had $4 in cash and total liabilities of $53,403. As of March 31, 2017, the Company has incurred total expenses since inception of $149,894, related to legal and accounting fees associated with this Offering, general and administrative costs, and research and development costs. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $50,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of March 31, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Our primary goal for our first year of operation will be to bring the first generation of our Android smartphone to market. Our plan follows below. We are highly dependent upon the success of this offering in implementing the following plan.

Stage One (Mos. 1-3)

Estimated cost: $5,000,000

Immediately, we plan to begin engineering and prototyping our smartphone. We will also start our marketing efforts in this stage. We anticipate engineering and prototyping to cost between $3,500,000 and $4,000,000.

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Stage Two (Mos. 4-6)

Estimated cost: $13,500,000

Following the successful engineering and prototyping phase, we will begin production and inventory. We will also ramp up our marketing efforts at this stage as we prepare to laugh. We anticipate our inventory costs to be approximately $12,000,000.

Stage Three (Mos. 7-9)

Estimated cost: $5,000,000

Following production and inventory, we will begin to roll out our retail sales strategy and increase our marketing efforts.

Stage Four (Mos. 10-12)

Estimated cost: $6,000,000

We hope to be selling our first phones in this quarter and will concentrate our efforts on promoting our product and expanding its distribution accordingly.

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9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Neal Holtz	Chief Executive Officer, Director	59	October 15, 2014
Stanley Senders	Vice President, Director	60	January 16, 2017
Frank Balderamma	Director	63	January 16, 2017

Neal E. Holtz, CEO and Director

Neal Holtz is the CEO and Director of the Company.  In 2014 he founded the company hoping to design and bring to market an improved design for an Android smartphone.  As the principal owner of the company, Mr. Holtz has been involved in every aspect of the unique design of the GreenMo phone as well as developing it's marketing strategy and business plan.  Mr. Holtz has an extensive background in inventing products for different markets including the publishing business, concrete construction business and the Smartphone industry. Mr. Holtz is a published author who has written several books on marketing and sales for the office equipment industry.  Several years ago, Mr. Holtz was a motivational speaker, lecturing around the world to businesses on the virtue of value-added selling techniques.  Mr Holtz is deeply experienced when it comes to the growth and attainment of success in the company.  Mr. Holtz will continue to serve in his capacity as Chief Executive Officer until the next annual Board meeting and as Director until the next annual shareholders meeting.

Stanley Senders, Vice President and Director

Stanley Senders is the Vice President and Director of the Company. Mr. Senders is the past owner of CAS Technology Group and Computer Accessory Store in Washington DC, companies that that specialized in computers, software and related products and services. Since closing the businesses in 2012 Mr. Senders has worked as an account manager for Vantage Point Solutions (March 2012 – August 2013) and as an independent consultant specializing in sales and operations solutions for small and medium-sized technology clients in the Washington DC Metro area (August 2013 to present). Mr. Sender's expertise is in the retail side of the business.  GreenMo will utilize several selling strategies that will draw from Mr. Senders understanding and knowledge of the retail environment.  Mr. Senders has been serving as Vice President since GreenMo's inception and has been an adviser during the design development stage of the product. Mr. Senders will continue to serve in his capacity as Vice President until the next annual Board meeting and as Director until the next annual shareholders meeting.

Frank Balderamma, Director

Frank Balderamma is the Director of the Company. Mr. Balderamma has owned and operated a graphic arts studio, Balderamma Design, specializing in website design, marketing and sales and 3D design since 1997.  Mr. Balderamma has been involved in the design of the GreenMo phone since its inception as well as the development of all communication pieces. Mr. Balderamma will continue to serve in his capacity as Director until the next annual shareholders meeting.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than nine (9) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

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Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

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10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our three highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Neal Holtz	CEO, Director	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

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11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Neal Holtz	186,000,000	-0-	93%
Stanley Senders	1,000,000	-0-	0.5%
Frank Balderamma	1,000,000	-0-	0.5%
All directors and officers as a group (3 persons)	188,000,000	-0-	94%

(1)	The address of those listed is 6930 Carroll Ave. Suite 432 Takoma Park, MD 20912.
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 200,000,000 shares outstanding prior to this Offering.
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12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Nevada Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Nevada's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

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13.   SECURITIES BEING OFFERED

Shares of Common Stock

This offering relates to the sale of up to 25,000,000 Shares of Common Stock of the Company.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value per share. As of February 1, 2017 we had 200,000,000 shares of common stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 200,000,000 shares of common stock issued and outstanding held by 24 shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 200,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 200,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional

26

restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then outstanding, which will equal 225,000 shares of common stock immediately after this offering; and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

27

14.   FINANCIAL STATEMENTS

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of GreenMo Inc.

We have audited the accompanying balance sheets of  GreenMo Inc. as of September 30, 2016 and 2015 and the related statements of operations, stockholders’ (deficit), and cash flows for the year ended September 30, 2016 and for the period October 15, 2014 (Inception) through September 30, 2015. GreenMo Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenMo Inc. as of September 30, 2016 and 2015, the results of their operations, and their cash flows, for the year ended September 30, 2016 and for the period October 15, 2014 (Inception) through September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note (3) to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note (3). The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
Edina, MN
May 3, 2017

29

GREENMO, INC. BALANCE SHEETS
	September 30, 2016	September 30, 2015
ASSETS

Current Assets
Cash	$15	$-
	-	-

TOTAL CURRENT ASSETS	-	-

Fixed Assets, net of accumulated depreciation of $5,425 and $2,466 as of September 30, 2016 and 2015, respectively	9,371	12,330

TOTAL ASSETS	$9,386	$12,330

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Note Payable	3,649	6,973
Advances, related party	33,315	10,735

TOTAL LIABILITIES	36,964	17,708

SHAREHOLDERS’ DEFICIT

Common Shares, 400,000,000 shares authorized, 199,805,000 and 193,805,000 shares issued and outstanding as of September 30, 2016 and 2015, respectively	19,986	19,386
Additional Paid In Capital	69,400	-
Accumulated Deficit	(116,964)	(24,764)

TOTAL SHAREHOLDERS’ DEFICIT	(27,578)	(5,378)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$9,386	$12,330

The accompanying notes are an integral part of these financial statements.

30

GREENMO, INC. STATEMENTS OF OPERATIONS
	Year Ended September 30, 2016	For the period October 15, 2014 (Inception) through September 30, 2015

OPERATING EXPENSES
Research & Development	$72,879	$596
General and administrative	18,806	23,356
TOTAL OPERATING EXPENSES	91,685	23,952

OTHER EXPENSES
Interest Expense	515	812
	-	-
TOTAL OTHER EXPENSES	515	812

NET LOSS FROM OPERATIONS	(92,200)	(24,764)

PROVISION FOR INCOME TAXES	–	–

NET LOSS	$(92,200)	$(24,764)

Net Loss Per Share: Basic and diluted	$(0.00)	$(0.00)
Weighted-average number of common shares outstanding: Basic and diluted	194,336,712	193,860,000

The accompanying notes are an integral part of these financial statements.
31

GREENMO, INC. STATEMENTS OF CASH FLOWS
	For the Year Ended September 30, 2016	For the period October 15, 2014 (Inception) through September 30, 2015
OPERATING ACTIVITIES
Net loss	$(92,200)	$(24,764)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,959	2,466
Non-employee stock compensation	70,000	-

Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	-	-
Net cash used in operating activities	(19,241)	(22,298)

INVESTMING ACTIVITIES

Purchase of equipment	-	(3,632)
Net cash (used) by investing activities	-	(3,632)
FINANCING ACTIVITIES

Repayment from notes payable	(3,324)	(3,027)
Proceeds from the issuance of stock	-	19,386
Loans from related party	22,580	9,571
Net cash (used) by financing activities	19,256	25,930

NET INCREASE (DECREASE) IN CASH	15	-

CASH
Beginning of period	-	-
End of period	$15	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

32

GREENMO, INC. STATEMENTS OF SHAREHOLDER DEFICIT
	Common Stock Shares Amount		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
BALANCE October 15, 2014	193,860,000	$19,386	$-	$-	$19,386

Net loss for the year ended September 30, 2015	-	-	-	(24,764)	(24,764)

BALANCE – September 30, 2015	193,860,000	$19,386	$-	$(24,764)	$(5,378)

Shares issued for services at $0.011667 per share, net $70,000 professional fees	6,000,000	600	69,400	-	70,000

Net loss for the year ended September 30, 2016	-	-	-	(92,200)	(92,200)

BALANCE – September 30, 2016	199,860,000	$19,986	$69,400	$(116,964)	$(27,578)

The accompanying notes are an integral part of these financial statements.

33

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

GreenMo, Inc. was formed under the laws of the State of Nevada on October 15, 2014. We are in the business of design, manufacturing and selling of android handset smartphones.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a calendar year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

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Property and Equipment

In accordance with ASC 360 “Property Plant and Equipment”, property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 2 to 10 years.

Research and Development

The Company accounts for research and development costs in accordance with the ASC 730-10, Research and Development. Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for the fiscal years ended September 30, 2016 and 2015 were $72,879 and $596, respectively.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of September 30, 2016.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Shareholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU-2016-02, "Leases (Topic 842)." The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim periods within that fiscal year. We are currently evaluating the impact of adopting the new guidance of the financial statements.

In January 2016, the Financial Accounting Standards Board ("FASB"), issued Accounting Standards Update ("ASU") 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities," which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for

35

fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In November 2015, the FASB issued ASU 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes," which simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for financial statements issued for annual periods beginning after December 16, 2016, and interim periods within those annual periods. The adoption of this standard will not have any impact on the Company's financial position, results of operations and disclosures.

NOTE 3— GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4— NOTE PAYABLE

The Company financed a vehicle and the agreements mature in September 2017. The agreements require monthly payments of principal and interest until maturity. The interest rate is 9.40%. The balance of the note payable is $3,649 and $6,973 as of September 30, 2016 and 2015, respectively.

Future maturities of notes payable are as follows as of September 30, 2016:

Fiscal year 2017	$3,649
Total	$3,649

36

NOTE 5—RELATED PARTIES

Advances

From time to time, the Company has received advances from certain of its officers and related parties to meet short-term working capital needs. For the years ended September 30, 2016 and 2015, a total of $33,320 and $10,740 advances from related parties is outstanding, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

NOTE 6 – EQUITY

Common shares

The Company has authorized 400,000,000 common shares as of September 30, 2016 and 2015 and the Company had 199,860,000 and 193,860,000 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of our company for a vote.

During the year ended September 30, 2016, the Company issued the following equity instruments:

  In September 2016, the Company issued a total of 6,000,000 shares of common stock for services related to the development of a prototype. The issuance has a fair market value of $70,000 and classified as research and development cost.

There were no equity transactions during the year ended September 30, 2015.

NOTE 7— COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An office space has been leased on a month by month basis. The Company's Chief Executive Officer provides management services in exchange for rent.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

37

INDEX OF FINANCIAL INFORMATION

38

GREENMO, INC. BALANCE SHEETS (Unaudited)
	March 31, 2017	September 30, 2016
ASSETS

Current Assets
Cash	$4	$15

TOTAL CURRENT ASSETS	4	15

Fixed Assets, net of accumulated depreciation of $6,905 and $5,425 as of March 31, 2017 and September 30, 2016, respectively	7,891	9,371

TOTAL ASSETS	$7,895	$9,386

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Note Payable	$2,189	$3,649
Advances, related party	51,214	33,315

TOTAL LIABILITIES	53,403	36,964

SHAREHOLDERS’ DEFICIT

Common Shares, 400,000,000 shares authorized, 200,000,000 and 193,860,000 shares issued and outstanding as of March 31, 2017 and September 30, 2016, respectively	20,000	19,986
Additional Paid In Capital	84,386	69,400
Accumulated Deficit	(149,894)	(116,964)

TOTAL SHAREHOLDERS’ DEFICIT	(45,508)	(27,578)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$7,895	$9,386

The accompanying notes are an integral part of these financial statements.

39

GREENMO, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31, 2017	Three months ended March 31, 2016	Six months ended March 31, 2017	Six months ended March 31, 2016

OPERATING EXPENSES
Research & Development	$ -	$ 3,950	$15,605	$6,685
General and administrative	3,065	2,285	17,148	4,452
TOTAL OPERATING EXPENSES	3,065	6,235	32,753	11,137

OTHER EXPENSES
Interest Expense	79	139	177	296
	-	-	-	-
TOTAL OTHER EXPENSES	79	139	177	296

NET LOSS FROM OPERATIONS	(3,144)	(6,374)	(32,930)	(11,433)

PROVISION FOR INCOME TAXES	–	–	–	–

NET LOSS	$ (3,144)	$ (6,374)	$(32,930)	$(11,433)

Net Loss Per Share: Basic and diluted	(0.00)	(0.00)	$(0.00)	$(0.00)
Weighted-average number of common shares outstanding: Basic and diluted	200,000,000	193,860,000	199,976,022	193,860,000

	The accompanying notes are an integral part of these financial statements.

40

GREENMO, INC. STATEMENTS OF CASH FLOWS (Unaudited)
	Six months Ended March 31, 2017	Six months Ended March 31, 2016
OPERATING ACTIVITIES
Net loss	$(32,930)	$(11,433)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,480	1,480
Non-employee stock compensation	15,000	-

Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	-	-
Net cash used in operating activities	(16,450)	(9,953)

FINANCING ACTIVITIES

Repayment from notes payable	(1,461)	(1,622)

Loans from related party	17,900	11,622
Net cash (used) by financing activities	16,439	10,000

NET INCREASE (DECREASE) IN CASH	(11)	47

CASH
Beginning of period	15	-
End of period	$4	$47

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$177	$296
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

41

GREENMO, INC. STATEMENTS OF SHAREHOLDER DEFICIT For the Six Months Ended March 31, 2017 (Unaudited)
	Common Stock Shares Amount		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit

BALANCE – September 30, 2016	199,860,000	$19,986	$69,400	$(116,964)	$(27,578)

Shares issued for services at $0.11 per share, net $15,000 professional fees	140,000	14	14,986	-	15,000

Net loss for the six months ended December 31, 2016	-	-	-	(32,930)	(32,930)

BALANCE – March 31, 2017	200,000,000	$20,000	$84,386	$(149,894)	$(45,508)

The accompanying notes are an integral part of these financial statements.

42

GREENMO, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2017

(Unaudited)

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

GreenMo, Inc. was formed under the laws of the State of Nevada on October 15, 2014. We are in the business of design, manufacturing and selling of android handset smartphones.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a calendar year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of six months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

In accordance with ASC 360 “Property Plant and Equipment”, property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 2 to 10 years.

Research and Development

The Company accounts for research and development costs in accordance with the ASC 730-10, Research and Development. Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted

43

work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for the six months ended March 31, 2017 and 2015 were $15,605 and $6,685, respectively.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of March 31, 2017.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Shareholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU-2016-02, "Leases (Topic 842)." The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim periods within that fiscal year. We are currently evaluating the impact of adopting the new guidance of the financial statements.

In January 2016, the Financial Accounting Standards Board ("FASB"), issued Accounting Standards Update ("ASU") 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities," which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In November 2015, the FASB issued ASU 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes," which simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for financial statements issued for annual periods beginning after December 16, 2016, and interim periods within those annual periods. The adoption of this standard will not have any impact on the Company's financial position, results of operations and disclosures.

44

NOTE 3— GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4— NOTE PAYABLE

The Company financed a vehicle and the agreements mature in September 2017. The agreements require monthly payments of principal and interest until maturity. The interest rate is 9.40%. The balance of the note payable is $2,189 and $3,649 as of March 31, 2017 and September 30, 2016, respectively.

Future maturities of notes payable are as follows as of March 31, 2017:

2017 (remaining 6 months)	$2,189
Total	$2,189

NOTE 5—RELATED PARTIES

Advances

From time to time, the Company has received advances from certain of its officers and related parties to meet short-term working capital needs. As of March 31, 2017 and September 30, 2016, a total of $51,214 and $33,315 advances from related parties is outstanding, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

NOTE 6 – EQUITY

Common shares

The Company has authorized 400,000,000 common shares as of March 31, 2017 and September 30, 2016 and the Company had 200,000,000 and 199,860,000 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of our company for a vote.

During the six months ended March 31, 2017, the Company issued the following equity instruments:

  In November 2016, the Company issued a total of 140,000 shares of common stock for services related to the development of a prototype. The issuance has a fair market value of $15,000 and classified as research and development cost.

There were no equity transactions during the six months ended March 31, 2016.

NOTE 7— COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An office space has been leased on a month by month basis. The Company's Chief Executive Officer provides management services in exchange for rent.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 — SUBSEQUENT EVENTS

45

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2017 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

46

NOTE 8 – INCOME TAXES

As of September 30, 2016 and 2015, the Company had net operating loss carry forwards of approximately $92,200 and $24,764, respectively, that may be available to reduce future years’ taxable income in varying amounts through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	September 30, 2016	September 30, 2015
Federal income tax benefit attributable to:
Current Operations	$36,000	$9,700
Less: valuation allowance	(36,000)	(9,700)
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 39% of significant items comprising our net deferred tax amount is as follows:

	September 30, 2016	September 30, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$18,300	$9,700
Stock compensation	27,300	-
Less: valuation allowance	(45,600)	(9,700)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 9 — SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than those specified below.

Share issuances

In November 2016, the Company issued a total of 140,000 shares of common stock for services related to the development of a prototype. The issuance has a fair market value of $15,000.

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INDEX OF FINANCIAL INFORMATION

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GREENMO, INC. BALANCE SHEETS (Unaudited)
	December 31, 2016	September 30, 2016
ASSETS

Current Assets
Cash	$1,002	$15

TOTAL CURRENT ASSETS	1,002	15

Fixed Assets, net of accumulated depreciation of $6,165 and $5,425 as of December 31, 2016 and September 30, 2016, respectively	8,631	9,371

TOTAL ASSETS	$9,633	$9,386

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Note Payable	$3,051	$3,649
Advances, related party	48,927	33,315

TOTAL LIABILITIES	51,978	36,964

SHAREHOLDERS’ DEFICIT

Common Shares, 400,000,000 shares authorized, 200,000,000 and 193,860,000 shares issued and outstanding as of December 31, 2016 and September 30, 2016, respectively	20,000	19,986
Additional Paid In Capital	84,386	69,400
Accumulated Deficit	(146,731)	(116,964)

TOTAL SHAREHOLDERS’ DEFICIT	(42,345)	(27,578)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$9,633	$9,386

The accompanying notes are an integral part of these financial statements.

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GREENMO, INC. STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended December 31, 2016	Three months ended December 31, 2015

OPERATING EXPENSES
Research & Development	$15,605	$2,735
General and administrative	14,083	2,166
TOTAL OPERATING EXPENSES	29,688	4,901

OTHER EXPENSES
Interest Expense	79	158
	-	-
TOTAL OTHER EXPENSES	79	158

NET LOSS FROM OPERATIONS	(29,767)	(5,059)

PROVISION FOR INCOME TAXES	–	–

NET LOSS	$(29,767)	$(5,059)

Net Loss Per Share: Basic and diluted	$(0.00)	$(0.00)
Weighted-average number of common shares outstanding: Basic and diluted	199,952,308	193,860,000

The accompanying notes are an integral part of these financial statements.
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GREENMO, INC. STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
OPERATING ACTIVITIES
Net loss	$(29,767)	$(5,059)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	740	740
Non-employee stock compensation	15,000	-

Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	-	-
Net cash used in operating activities	(14,027)	(4,319)

FINANCING ACTIVITIES

Repayment from notes payable	(599)	(802)

Loans from related party	15,613	5,204
Net cash (used) by financing activities	15,014	4,402

NET INCREASE (DECREASE) IN CASH	987	83

CASH
Beginning of period	15	-
End of period	$1,002	$83

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

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GREENMO, INC. STATEMENTS OF SHAREHOLDER DEFICIT For the Three Months Ended December 31, 2016 (Unaudited)
	Common Stock Shares Amount		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit

BALANCE – September 30, 2016	199,860,000	$19,986	$69,400	$(116,964)	$(27,578)

Shares issued for services at $0.11 per share, net $15,000 professional fees	140,000	14	14,986	-	15,000

Net loss for the three months ended December 31, 2016	-	-	-	(29,767)	(29,767)

BALANCE – December 31, 2016	200,000,000	$20,000	$84,386	$(146,731)	$(42,345)

The accompanying notes are an integral part of these financial statements.

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GREENMO, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2016

(Unaudited)

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

GreenMo, Inc. was formed under the laws of the State of Nevada on October 15, 2014. We are in the business of design, manufacturing and selling of android handset smartphones.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a calendar year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

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Property and Equipment

In accordance with ASC 360 “Property Plant and Equipment”, property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 2 to 10 years.

Research and Development

The Company accounts for research and development costs in accordance with the ASC 730-10, Research and Development. Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for the three months ended December 31, 2016 and 2015 were $15,605 and $2,735, respectively.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of December 31, 2016.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Shareholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU-2016-02, "Leases (Topic 842)." The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim

54

periods within that fiscal year. We are currently evaluating the impact of adopting the new guidance of the financial statements.

In January 2016, the Financial Accounting Standards Board ("FASB"), issued Accounting Standards Update ("ASU") 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities," which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In November 2015, the FASB issued ASU 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes," which simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for financial statements issued for annual periods beginning after December 16, 2016, and interim periods within those annual periods. The adoption of this standard will not have any impact on the Company's financial position, results of operations and disclosures.

NOTE 3— GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4— NOTE PAYABLE

The Company financed a vehicle and the agreements mature in September 2017. The agreements require monthly payments of principal and interest until maturity. The interest rate is 9.40%. The balance of the note payable is $3,051 and $3,649 as of December 31, 2016 and September 30, 2016, respectively.

Future maturities of notes payable are as follows as of December 31, 2016:

2017 (remaining 9 months)	$3,051
Total	$3,051

NOTE 5—RELATED PARTIES

Advances

From time to time, the Company has received advances from certain of its officers and related parties to meet short-term working capital needs. As of December 31, 2016 and September 30, 2016, a total of $48,932 and $33,320 advances from related parties is outstanding, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

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NOTE 6 – EQUITY

Common shares

The Company has authorized 400,000,000 common shares as of December 31, 2016 and September 30, 2016 and the Company had 200,000,000 and 199,860,000 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of our company for a vote.

During the three months ended December 31, 2016, the Company issued the following equity instruments:

  In November 2016, the Company issued a total of 140,000 shares of common stock for services related to the development of a prototype. The issuance has a fair market value of $15,000 and classified as research and development cost.

There were no equity transactions during the three months ended December 31, 2015.

NOTE 7— COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An office space has been leased on a month by month basis. The Company's Chief Executive Officer provides management services in exchange for rent.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 — SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PART III

15. INDEX TO EXHIBITS

Exhibit 2a	Articles of Incorporation
Exhibit 2b	Bylaws
Exhibit 6a	Patent
Exhibit 11	Consent of Independent Auditor
Exhibit 12	Attorney Opinion

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GREENMO, INC.

16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Takoma Park, County of Montgomery, State of Maryland on May 9, 2017.

GreenMo, Inc.

By:	/s/Neal Holtz
Name:	Neal Holtz
Title:	Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/Neal Holtz		May 9, 2017
Neal Holtz	Director and Chief Executive Officer (Principal Executive Officer)
/s/Stanley Senders		May 9, 2017
Stanley Senders	Director and Secretary
/s/Frank Balderamma		May 9, 2017
Frank Balderamma	Director and Treasurer (Principal Financial and Accounting Officer)